EXHIBIT 99.6


                            KNOGO NORTH AMERICA INC.
                             350 Wireless Boulevard
                            Hauppauge, New York 11788


                               ------------------


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD FEBRUARY 6, 1997

                               ------------------


         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Knogo North America Inc. ("Knogo") will be held at Knogo's corporate headquarters, 350 Wireless Boulevard, Hauppauge, New York, on February 6, 1997, at 11:00 a.m., New York time (the "Knogo Meeting"), for the following purposes:

                  1. To consider and vote on a proposal (the "Knogo Merger Proposal") to approve and adopt the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of November 27, 1996, as amended by Amendment No. 1 to Amended and Restated Agreement and Plan
         of Reorganization and Merger, dated as of January 10, 1997 (collectively, the "Merger Agreement"), among Video Sentry Corporation, a Minnesota corporation ("Video"), Knogo, Sentry Technology Corporation, a Delaware corporation recently formed to act as a holding company ("Sentry"), Viking Merger Corp., a Minnesota corporation ("Video Merger Corp."), and Strip Merger Corp., a Delaware corporation ("Knogo Merger Corp."), and the transactions contemplated by the Merger Agreement, pursuant to which:


                           (a) Knogo Merger  Corp.  will be merged with and into
                  Knogo, leaving Knogo as a wholly-owned subsidiary of Sentry (the "Knogo Merger");

                           (b) Video Merger  Corp.  will be merged with and into
                  Video, leaving Video as a wholly-owned subsidiary of Sentry and a sister corporation of Knogo (the "Video Merger" and, collectively with the Knogo Merger, the "Merger");

                           (c) Each 1.2022 shares of common stock of Knogo,  par
                  value $0.01 per share (the "Knogo Common Stock"), outstanding at the effective time of the Knogo Merger will be converted into the right to receive merger consideration in the form of one share of common stock of Sentry, par value $0.001 per share (the "Sentry Common Stock"), and one share of Class A preferred stock of Sentry, par value $0.001 per share, as more fully described in the accompanying Joint Proxy Statement/Prospectus;

                           (d) Each  share of common  stock of Video,  par value
                  $0.01 per share, outstanding at the effective time of the Video Merger will be converted into the right to receive merger consideration in the form of one share of Sentry Common Stock, as more fully described in the accompanying Joint Proxy Statement/Prospectus;

         subject to and as more fully described in the Merger Agreement, the full text of which is attached hereto as Appendix A to the accompanying Joint Proxy Statement/Prospectus; and

                  2. To transact such other business as may properly come before the Knogo Meeting or any adjournment thereof.

         Only holders of Knogo Common Stock of record at the close of business on January 10, 1997 (the "Knogo Record Date") are entitled to notice of and to vote at the Knogo Meeting or any adjournments or postponements thereof. Approval of the matters to be voted upon in connection with the Knogo Merger requires the affirmative vote of a majority of the outstanding shares of Knogo Common Stock entitled to vote thereon, in person or by proxy, at the Knogo Meeting.

                                           By Order of the Board of Directors,

                                           PETER J. MUNDY
                                           Secretary



Hauppauge, New York
January 23, 1997



         PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE KNOGO MEETING. YOUR PROXY MAY BE REVOKED, EITHER IN WRITING OR BY VOTING IN PERSON AT THE KNOGO MEETING, AT ANY TIME PRIOR TO THE EXERCISE OF THE PROXY.

THE BOARD OF DIRECTORS OF KNOGO UNANIMOUSLY RECOMMENDS THAT KNOGO STOCKHOLDERS VOTE TO APPROVE THE MATTERS TO BE VOTED UPON AT THE KNOGO MEETING.

           PLEASE DO NOT SEND IN ANY SHARE CERTIFICATES AT THIS TIME.